Chordiant Software Announces Preliminary Financial Results

For The First Quarter Ended March 31, 2003

Takes Cost Cutting Actions to Align Expenses

CUPERTINO, California - April 7, 2003 -- Chordiant Software, Inc. (Nasdaq: CHRD), the provider of the Chordiant Real Time Customer System for global business-to-consumer companies, today announced preliminary results for the first quarter ended March 31, 2003.

Revenues for the first quarter are expected to be approximately $13.5 million to $14.0 million and we anticipate license revenues to be $4.0 million to $4.4 million.  Chordiant expects to end the first quarter with a cash balance of $34 million.

According to Stephen Kelly, president and chief executive officer, "We do very well in winning selection decisions at prospective customers, but our challenge is turning those software selections into predictable revenue streams in the current economy.  Customers continue to defer purchases because of the weakening global economy and tightened IT spending.  Four major transactions, where we had been selected as supplier of choice and we expected to close in the quarter, were deferred."

"During the first quarter we completed transactions with customers including 21st Century Insurance, United Parcel Service, Aviva Group Company, T-Mobile International, Mobilkom Austria, Telenor Norway, John Lewis Partnership, and started eight new engagements," Kelly said.

"We are aligning our worldwide field organization given the business outlook, the realities of the 2003 economic climate, and current IT spending levels.  We are reducing our expense levels consistent with our short to mid range revenue outlook, while maintaining our investments in products, technology and customer service," Kelly added.

"We believe these actions together with other reductions will allow us to reduce our second quarter run rate of expenses by approximately $3 million," said Steve Vogel, senior vice president and chief financial officer.  "With our current sales pipeline, we anticipate generating revenues of $15 to $16 million for the second quarter 2003," said Vogel.

Chordiant will announce the final results of its first quarter on Tuesday, April 22, 2003, after the close of the market, and will host a conference call/webcast to discuss the results.

About Chordiant Software, Inc.

Chordiant serves businesses that have millions of consumer relationships where it is critical to balance the cost of servicing with customer value. Chordiant offers a real time, transactional Customer System for the B2C enterprise. The Customer System consists of Chordiant Solutions and Chordiant Services that integrates with existing infrastructure and leverages current assets. Chordiant Solutions combine straight through service processing with your processes for multi-channel applications in marketing, the contact center, and retail channels. Chordiant Services provide for successful implementations by reducing risk, increasing return on assets and lowering total cost of ownership.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston, Chicago, Manchester NH, New York City, London, Paris, Amsterdam, Munich and Madrid.  Visit us on the Web at www.chordiant.com.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions.  Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  All other trademarks and registered trademarks are the properties of their respective owners.

Contact:

Chordiant Investor Relations Contacts:

Steve Polcyn                                                                            Steve Vogel

Chordiant Software, Inc.                                                           Chordiant Software, Inc.

(408) 517-6282                                                                       (408) 517-6112

steve.polcyn@chordiant.com                                                     steve.vogel@chordiant.com

Chordiant Media Contact:

Paul Burrin

Chordiant Software, Inc.

(408) 517-6168

paul.burrin@chordiant.com